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Exhibit 99.1

     Edgewater Technology, Inc. Announces Sale of its IntelliMark Division
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Fayetteville, Arkansas - November 17, 2000 - Edgewater Technology, Inc. (NASDAQ:
EDGW, www.edgewater.com, the "Company"), today announced that it has sold IntelliMark, its information technology staffing and solutions division, to an affiliate of Charlesbank Equity Fund V (the "Purchaser") for approximately $42.7 million in cash, subject to potential upward or downward post-closing adjustments (the "Sale Transaction").

For the nine months ended September 30, 2000, IntelliMark's revenues declined 28.5% to $140.1 million, gross profit declined 34.1% to $ 37.7 million and EBITDA declined 68.7% to $6.7 million compared to results for the nine months ended September 30, 1999. The foregoing results exclude the effect of charges related to asset impairment and unallocated corporate expenses. As part of the transaction, the Purchaser will assume corporate expenses relating directly to IntelliMark. Credit Suisse First Boston Corporation served as the financial advisor to the Company.

Clete Brewer, Chairman and Chief Executive Officer of the Company, commented, "The loss associated with the Sale Transaction will offset the taxable gains from our previous sale of the Commercial division and Robert Walters plc ("Robert Walters"), as well as allow for a refund claim for the recovery of consolidated taxes paid in previous years. As a result of the Sale Transaction, it is anticipated that we will realize tax savings of up to approximately $15 million and tax recoveries approximating an additional $15 million. After the closing of the Sale Transaction, the Company will have approximately $140 million in cash and no debt.

"During the fourth quarter, we plan to announce a formal program to return value to stockholders, which we expect to structure as an issuer tender offer or some other form of distribution. We intend to resume our previously announced stock repurchase program subject to applicable legal requirements and company policy."

About The Company

Edgewater Technology, Inc., formerly known as StaffMark, Inc., owns two business service brands. Its primary brand is Edgewater Technology, a national full-service provider of tailored Internet-centric solutions, which assists clients through proven methodologies, including eStrategy, eSolutions and Internet Outsourcing. The Company's other specialty platform is ClinForce, which provides clinical trials support services. Find more information at www.edgewater.com.

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This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the amount and uses of its cash; anticipated tax recoveries and tax refunds; anticipated proceeds from the Sale Transaction; the anticipated tax effects of the Sale Transaction; and stockholder value initiatives such as an issuer or self-tender program or dividend. Words such as "will," "intend," "increasing," "allow" "pursue," "provide," "begin," "should," "focus," "believe," "expect," "continue," and "plan," or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those

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contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (i) the failure to receive all or a portion of anticipated tax savings and tax recoveries; (ii) declines in demand for placement (permanent or temporary) of staffing or solutions services; (iii) the failure to continue high demand for Edgewater's eSolutions; (iv) adverse developments involving debt, equity, currency or technology market conditions; (v) unexpected tax consequences, positions or results; (vi) failure to obtain new customers or retain significant existing customers; (vii) loss of key executives; and/or
(viii) general economic and business conditions. Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the headings "Management Discussion and Analysis - Possible Robert Walters Flotation," "- Foreign Currency Translation" and "Management Discussion and Analysis - Special Note Regarding Forward Looking Statements" in the Company's Quarterly Report on Form 10-Q filed with the Securities & Exchange Commission on November 14, 2000, and "Business--Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form 10-K filed with the Securities and Exchange Commission on March 20, 2000.

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